UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  January 19, 2010

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.
(Exact name of registrant as specified in its charter)

Texas	000-53795	26-0805120
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080
(Address of principal executive offices)

(972) 437-6792
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described on the Current Report on Form 8-K of Reef Oil & Gas Income and Development Fund III, L.P. filed on January 22, 2010, (the “Original 8-K”), on January 19, 2010, RCWI, L.P. (“RCWI”) completed an acquisition of certain working interests in oil and gas properties from Azalea Properties Ltd. for a purchase price of $21,610,116, pursuant to a Purchase and Sale Agreement between RCWI and Azalea Properties, Ltd.  Simultaneously on January 19, 2010, RCWI entered into a Purchase and Sale Agreement to sell the aforementioned properties to Reef Oil & Gas Income and Development Fund III, L.P. (the" registrant”), as well as Reef Oil & Gas Income and Development Fund II, L.P. and Reef Oil & Gas Income and Development Fund IV, L.P.  Final ownership of the package is allocated 61.00% to the registrant, 6.00% to Reef Oil & Gas Income and Development Fund II, L.P., and 33.00% to Reef Oil & Gas Income and Development Fund IV, L.P.

Incorporated into the Purchase and Sale Agreement between Azalea Properties Ltd. and RCWI, L.P. referenced above, are two additional provisions, the first providing for a possible upward adjustment to the $966,897 included in the original purchase price for Proved Undeveloped (“PUD”) drilling locations, and the second providing for additional payment of $1,414,826 in connection with certain properties excluded from the January 19, 2010 purchase price of $21,610,116 due to various title defects.

The purpose of this amendment to the original 8-K is to file certain financial statements relating to the acquisition.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Statement of Revenues and Direct Operating Costs of business acquired (unaudited)

(b)	Pro Forma Financial Statements

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2009 and Consolidated Statement of Operations for the year ended December 31, 2009.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits

23.2	Consent of Gleason Engineering

99.1	Summary Reserve Report by Gleason Engineering

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired (unaudited)

ACQUIRED PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

(In thousands)

	Year Ended December 31,
	2009	2008
Revenues:
Oil production revenues	$1,637	$2,418
Gas production revenues	891	1,854
Plant products and other revenues	37	172
Total Revenues	2,565	4,444

Direct operating expenses:
Lease operating expenses	549	583
Production taxes	154	218
Total operating expenses:	703	801

Revenue in excess of direct operating expenses	$1,862	$3,643

See accompanying notes to the statements of revenues and direct operating expenses

(1)	Basis of Presentation (unaudited)

On January 19, 2010, RCWI , L.P. (“RCWI”) completed the acquisition of certain working interests in oil and gas properties from Azalea Properties Ltd. (“Azalea Properties”) for a purchase price of $21,610,116 pursuant to a Purchase and Sale Agreement between RCWI and Azalea Properties dated December 18, 2009 (the “Azalea Purchase Agreement”).  The Azalea Purchase Agreement is subject to three side letter agreements regarding the post-closing acquisition of proven undeveloped properties, the post-closing resolution of properties with title defects, and the post-closing resolution of third-party consents for certain properties (collectively, the “Side Letter Agreements”).

RCWI entered into the RCWI Agreement, dated January 19, 2010, to sell portions of the working interests acquired from Azalea Properties to Reef Oil & Gas Income and Development Fund III, L.P. (the “Partnership”).  The Partnership acquired approximately 61.00% of the working interests initially acquired by RCWI from the Seller for a purchase price of approximately $13,182,171 in cash subject to post-closing adjustments.  RCWI is also assigning portions of the acquired working interests to other Reef affiliates on the same terms. The acquired working interests (“Acquired Properties”) cover more than 400 properties, including more than 1,400 wells, located in Texas, California, New Mexico, Louisiana, Oklahoma, North Dakota, Mississippi, Alabama, Kansas, Montana, Colorado, and Arkansas.

The Partnership has been unable to obtain all materials necessary for the Partnership's independent auditors to complete an audit of the accompanying statements of revenues and direct operating expenses.  As a result, the accompanying statements of revenues and direct operating expenses are unaudited.  The accompanying statements of revenues and direct operating expenses contain all adjustments which the Partnership believes to be necessary for them to be fairly presented in accordance with the rules of the Securities and Exchange Commission.

Oil and gas production revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. Direct operating expenses are recognized on the accrual method.

During the periods presented, the Acquired Properties were not accounted for or operated as a separate division by the former owners. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

The statements of revenue and direct operating expenses of the Acquired Properties were derived from the historical accounting records of Azalea and vary from a statement of operations in that they do not show certain expenses, which were incurred in connection with the ownership of the properties, such as general and administrative expense, interest expense, income taxes, or other expenses of an indirect nature. These expenses were not separately allocated to the Acquired Properties in Azalea’s historical financial records and any pro forma allocation would not be a reliable estimate of what these expenses would actually have been had the Acquired Properties been operated historically as a stand-alone entity. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Acquired Properties had they been assets of the buyer, due to the greatly varying size, structure, and operations between the Partnership and Azalea. The statements also do not include provisions for depletion, depreciation, amortization, and asset retirement obligation liability accretion as such amounts would not be indicative of future costs of those expenses which would be incurred by the Partnership upon allocation of the purchase price. Accordingly, the financial statements and other information presented are not indicative of the financial condition and results of operations of the Acquired Properties, but rather simply represent the historical operating results associated with the direct operations of the Acquired Properties.

Historical financial statements representing financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis. Accordingly, the statements of revenue and direct operating expenses are presented in accordance with Staff Accounting Bulletin Topic 2-D, Financial Statements of Oil and Gas Exchange Offers.

(2)	Use of Estimates in the Preparation of Financial Statements (unaudited)

Preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)	Oil and Gas Reserve Quantities (unaudited)

In January 2009, the SEC adopted new rules related to modernizing reserve calculation and disclosure requirements for oil and gas companies, which became effective prospectively for annual reporting periods ending on or after December 31, 2009.  In addition to expanding the definition and disclosure requirements for crude oil and natural gas reserves, the new rule changes the requirements for determining quantities of crude oil and natural gas reserves. The new rule requires disclosure of crude oil and natural gas proved reserves by significant geographic area, using the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period, rather than end-of-period prices, and allows the use of reliable technologies to estimate proved crude oil and natural gas reserves, if those technologies have been demonstrated to result in reliable conclusions about reserves volumes. Reserve and related information for 2009 is presented consistent with the requirements of the new rule. The new rule does not allow prior-year reserve information to be restated, so all information related to periods prior to 2009 is presented consistent with prior SEC rules for the estimation of proved reserves. The effect of applying the new definition of reliable technology and other non-price related aspects of the updated rules did not significantly impact 2009 net proved reserve volumes.  All of the Acquired Properties’ reserves are located in the United States.

The reserve information presented below is based upon estimates of net proved reserves that were prepared by the independent petroleum engineering firm Gleason Engineering as of December 31, 2009.   Proved crude oil and natural gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be economically recoverable in future years from known reservoirs under existing economic conditions, operating methods and governmental regulations (i.e. prices and costs as of the date the estimate is made).  Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.  At December 31, 2009, all of the Partnership’s reserves are classified as proved developed reserves.

The following table sets forth changes in estimated net proved developed crude oil and natural gas reserves as of December 31, 2009 and 2008.

	Oil (BBL) (1)	Gas (mcf)	BOE (2)

Reserves at December 31, 2007	510,960	2,426,998	915,460
Revisions of previous estimates (3)	26,513	165,612	54,115
Production	(42,658)	(370,000)	(104,324)
Reserves at December 31, 2008	494,815	2,222,610	865,251

Revisions of previous estimates (3)	10,261	(256,560)	(32,499)
Production	(46,428)	(378,016)	(109,430)
Reserves at December 31, 2009	458,648	1,588,034	723,322

(1)	Oil includes both oil and natural gas liquids
(2)
BOE (barrels of oil equivalent) is calculated by converting 6 MCF of natural gas to 1 BBL of oil. A BBL (barrel) of oil is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons

(3)	Revisions of previous estimates includes revisions due to pricing and economics

(4)	Standardized Measure of Discounted Future Net Cash Flows (unaudited)

Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below. The Partnership believes such information is essential for a proper understanding and assessment of the data presented.

For the year ended December 31, 2009, future cash inflows are computed by applying the new rules SEC pricing, which holds constant the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period as the basis for estimating the Acquired Properties’ proved reserves. For the year ending December 31, 2008, future cash inflows were computed by applying the former SEC pricing rules, which hold constant the end-of-year commodity prices as the basis for estimating the Acquired Properties’ proved reserves.

A 10% annual discount rate is used to reflect the timing of the future net cash flows relating to proved reserves. Future income taxes are not considered as the Acquired Properties are not a tax paying entity.

The assumptions used to compute estimated future cash inflows do not necessarily reflect the Partnership’s expectations of the Acquired Properties’ actual revenues or costs, nor their present worth. Further, actual future net cash flows will be affected by factors such as the amount and timing of actual production, supply and demand for crude oil and natural gas, and changes in governmental regulations and tax rates. Sales prices of both crude oil and natural gas have fluctuated significantly in recent years. Reef, the managing general partner of the Partnership, does not rely upon the following information in making investment and operating decisions for the Partnership.

The following average prices as adjusted for transportation, quality, and basis differentials were used in the calculation of the standardized measure:

	As of December 31,
	2009	2008

Gas (per Mcf)	$3.79	$5.68
Oil (per Bbl)	$58.12	$42.37

The following summary sets forth the estimated future net cash flows relating to the Acquired Properties based on the methodologies described above:

	As of December 31,
	2009	2008

Future cash inflows	$32,619,960	$33,417,730
Future production costs	(13,844,353)	(14,821,223)
Future development costs	(60,714)	(492,090)
Future net cash flows	18,714,893	18,104,417
10 percent annual discount	(8,838,778)	(7,618,297)
Standardized measure of discounted Future net cash flows	$9,876,115	$10,486,120

Changes in the Standardized Measure of Discounted Future Net Cash flows Relating to Proved Crude Oil and Natural Gas Reserves

	As of December 31,
	2009	2008

Standard measure, beginning of year	$10,486,120	$23,350,590
Sales of oil and gas produced, net of production costs	(1,862,000)	(3,643,000)
Net change in prices and production costs	2,008,056	(12,985,917)
Extensions and discoveries, net of production costs	—	—
Purchase of minerals in place	—	—
Development costs incurred during the year	—	—
Changes in estimated future development costs	227,643	194,050
Revisions of previous quantity estimates	(351,224)	1,457,998
Accretion of discount	1,048,612	2,335,059
Changes in timing and other	(1,681,092)	(222,660)
Standardized measure, end of year	$9,876,115	$10,486,120

(b) Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 19, 2010, RCWI , L.P. (“RCWI”) completed the acquisition of certain working interests in oil and gas properties from Azalea Properties Ltd. (“Azalea Properties”) for a purchase price of $21,610,116 pursuant to a Purchase and Sale Agreement between RCWI and Azalea Properties dated December 18, 2009 (the “Azalea Purchase Agreement”).  The Azalea Purchase Agreement is subject to three side letter agreements regarding the post-closing acquisition of proven undeveloped properties, the post-closing resolution of properties with title defects, and the post-closing resolution of third-party consents for certain properties (collectively, the “Side Letter Agreements”).

RCWI entered into the RCWI Agreement, dated January 19, 2010, to sell portions of the working interests acquired from Azalea Properties to Reef Oil & Gas Income and Development Fund III, L.P. (the “Partnership”).  The Partnership acquired approximately 61.00% of the working interests initially acquired by RCWI from the Seller for a purchase price of approximately $13,182,171 in cash subject to post-closing adjustments.  RCWI is also assigning portions of the acquired working interests to other Reef affiliates on the same terms.

The following unaudited pro forma condensed consolidated financial information is derived from the historical financials of Reef Oil & Gas Income and Development Fund III, L.P. and gives effect to the acquisition described above and also in the Form 8-K filed January 22, 2010.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2009 is presented as if the acquisition had occurred on December 31, 2009. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009 is presented as if the acquisition had occurred at the beginning of the period presented.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the notes thereto, the Consolidated Financial Statements of Reef Oil & Gas Income and Development Fund III, L.P. and the notes thereto and the statements of revenues and direct operating expenses of the Acquired Properties of Azalea and the notes thereto.

The unaudited pro forma condensed consolidated financial information is not indicative of our financial position or the results of our operations that might have actually occurred if the Azalea acquisition had occurred at the dates presented or of our future financial position or results of operations. In addition the results may vary significantly from the results reflected in such statements due to normal oil and gas production declines, reductions in prices paid for oil and gas, future acquisitions and other factors.

REEF OIL & GAS INCOME & DEVELOPMENT FUND III, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2009
(in thousands)

		Pro Forma		Pro
	Historical	adjustments		Forma
Assets
Current assets:
Cash and cash equivalents	$18,244	$(13,182	) (a)	$5,062
Purchase price adjustment	-	256	(d)
Accounts receivable	736	-		736
Accounts receivable from affiliates	1,500	-		1,500
	20,480	(12,926)		7,298
Oil and gas properties - full cost method of accounting:
Proved properties, net of accumulated depletion of 1,207	2,365	9,862	(a), (b), (c)	12,227
Unproved properties	52,010	-		52,010
Net oil and natural gas properties	54,375	9,862		64,237

Total assets	$74,855	$(3,064)		$71,535

Liabilities and Partnership Equity
Current liabilities
Accounts payable	$570	$-		$570
Accounts payable to affiliates	224	-		224
Accrued liabilities	245	-		245
Total current liabilities	1,039	-		1,039

Long term liabilities
Asset retirement obligation	249	729	(b)	978
Total longterm liabilities	249	729		978

Partnership equity
General partners	40,610	(2,076	) (c)	38,534
Limited partners	32,254	(1,679	) (c)	30,575
Managing general partner	703	(38	) (c)	665
Total partnership equity	73,567	(3,793)		69,774

Total liabilities and partnership equities	$74,855	$(3,064)		$71,791

See notes to pro forma condensed consolidated financial statements

REEF OIL & GAS INCOME & DEVELOPMENT FUND III, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

DECEMBER 31, 2009
(in thousands except per unit data)

		Azalea	Pro Forma		Pro
	Historical	Acquisition	adjustments		Forma

Revenues	$1,656	$2,565	$-		$4,221
Costs and expenses:
Lease operating expenses	1,298	549	-		1,847
Production taxes	78	154	-		232
Depreciation, depletion and amortization	307	-	1,435	(a)	1,742
Accretion of asset retirement obligations	18	-	64	(c)	82
Property impairment	668	-	3,089	(b)	3,757
General and administrative	974	-	-		974
Total costs and expenses	3,343	703	4,588		8,634

Income (loss) from operations	$(1,687)	$1,862	$(4,588)		$(4,413)

Other income
Interest income	140	-	-		140
Total other income	140	-	-		140

Net income (loss)	$(1,547)	$1,862	$(4,588)		$(4,273)

Net income (loss) per general partner unit	$(1,662.43)				$(4,902.82)
Net income (loss) per limited partner unit	$(1,662.43)				$(4,902.82)
Net income (loss) per managing general partner unit	$(7,897.79)				$8,880.40

See notes to pro forma condensed consolidated financial statements

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2009, reflects the Partnership’s acquisition of the Azalea properties as if it had occurred as of December 31, 2009.

a.	Fair value of oil and gas properties acquired, valued as of December 31, 2009 based on projected future cash flows.
b.	Liability for future site restoration related to acquired properties.
c.
Record impairment expense related to the oil and gas properties acquired. Impairment was calculated using the new rules adopted by the SEC related to modernizing reserve calculation and disclosure requirements for oil and gas companies.  As such, the year-end reserve report used in the calculation utilized the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period and current costs to compute estimated discounted future net cash flows from successful wells, as compared to the end-of-period prices and costs.

d.	Net cash to be received related to the Acquired Properties prior to closing date.

Note 2. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009 is presented as if the Partnership’s acquisition of the Azalea properties had occurred at January 1, 2009.

a.	Record depletion expense related to the oil and gas properties acquired, as well as depreciation expense related to the capitalized asset retirement obligation.
b.
Record impairment expense related to the oil and gas properties acquired.  Impairment is calculated on a quarterly basis.  The calculations for the first three quarters of 2009 utilize end-of-period prices and costs as previously allowed under SEC rules.  The calculation for the fourth quarter of 2009 utilizes the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period and current costs to compute estimated discounted future net cash flows from successful wells, based on the new rules adopted by the SEC.

c.	Adjust accretion expense for non cash interest relating to the accretion of future site restoration liability.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2010

Reef Oil & Gas Income and
Development Fund III, L.P.
(Registrant)

By:	Reef Oil & Gas Partners, L.P.
A Nevada Limited Partnership

By:	Reef Oil & Gas Partners, GP, LLC
Its general partner

By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager